UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 21, 2007

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 21, 2007, First Place Financial Corp. (First Place) issued a press release announcing that the Board of Directors of First Place authorized the repurchase of an additional 500,000 shares of its issued and outstanding common stock under its existing share repurchase program. On March 20, 2007 the Board of Directors authorized the repurchase of up to 800,000 shares of First Place’s common stock over the following twelve months. The additional 500,000 shares brings the total authorized shares for repurchase for the period ending March 20, 2008 to 1,300,000 shares. The shares will be acquired in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. The information contained in the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Description
	99.1	Press release of First Place Financial Corp. dated August 21, 2007, announcing the authorization by the Board of Directors to repurchase an additional 500,000 shares of First Place’s common stock under its existing share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: August 21, 2007	By:	/s/ Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated August 21, 2007, announcing the authorization by the Board of Directors to repurchase an additional 500,000 shares of First Place’s common stock under its existing share repurchase program.